ELAS LOGO
                                                   [1290 Avenue of the Americas
                                                       New York, New York 10104]
                GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

GROUP ANNUITY CONTRACT NO.  2001-TSAGAC     ISSUE DATE: [JANUARY 1, 2001]

CONTRACT HOLDER:
________________________________________________________________________________

This Group Annuity Contract is issued in consideration of payment of the Contributions.

The terms of this Group Annuity Contract, which includes the following pages, are agreed to by the Contract Holder and the Equitable Life Assurance Society of the United States ("Equitable").

The death benefit is the Annuity Account Value, or if greater the sum of all Contributions made less any applicable taxes and withdrawals. At the Annuity Commencement Date you will be provided the Annuity Account Value if you elect to annuitize, or the Cash Value if you elect to receive a lump sum.

This Group Annuity Contract provides for a Variable Annuity Payout Benefit Option. If elected, this Benefit will fluctuate with the Investment results of the Investment Options selected under the Benefit. It will increase when the average annual rate of net investment return is more than 5% and decrease if it is less than 5%. The combined maximum annual separate account charges applicable to the Variable Annuity Payout Benefit will be 1.50%; therefore, the smallest annual rate of investment return, required to ensure that the dollar amount of Variable Annuity Payouts illustrated in the Certificate will not decrease is 6.5%

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

/s/Christopher M. Condron                   /s/Pauline Sherman
------------------------------------        ------------------------------------
Christopher M. Condron                      Pauline Sherman
Chairman and Chief Executive Officer        Senior Vice President, Secretary
                                            and Associate General Counsel

GROUP FLEXIBLE PREMIUM COMBINATION FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT.

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE VARIABLE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE. THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

INTEREST RATE IS GUARANTEED WITH RESPECT TO THE PORTION OF THE ANNUITY ACCOUNT VALUE HELD IN THE GUARANTEED INTEREST OPTION.

FIXED ANNUITY BENEFITS- NON-PARTICIPATING

FIXED MATURITY OPTION UNDER THIS CONTRACT CONTAIN A MARKET VALUE ADJUSTMENT ("MVA") FORMULA WHICH MAY RESULT IN A POSITIVE OR A NEGATIVE ADJUSTMENT IN BENEFITS. AN MVA WILL NOT APPLY (1) UPON TRANSFER TO A NEW FIXED MATURITY OPTION OR OTHER VARIABLE INVESTMENT OPTION ON THE EXPIRATION DATE OF A FIXED MATURITY OPTION (OR WITHIN 30 DAYS THEREAFTER), OR (2) UPON WITHDRAWAL OF THE AMOUNT ALLOCATED TO A FIXED MATURITY OPTION ON THE EXPIRATION DATE OF SUCH FIXED MATURITY OPTION (WITHDRAWAL CHARGES MAY APPLY).


2001-TSAGAC-TXTRS                                                              1

                    PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.01-CONTRIBUTIONS

The Employer will remit all Contributions with respect to the Plan, unless Equitable agrees otherwise in writing or unless such remittance is to cease pursuant to the terms of this Contract. Equitable has the right to require a minimum aggregate amount of Contributions on an annual basis as specified in the Application.

The Employer must tell Equitable the Source of each Contribution. If the Employer fails to do so, Equitable reserves the right to hold the unidentified funds in a suspense account pending Employer instructions.

If the Plan contains a vesting schedule, whereby amounts must be forfeited upon failure to satisfy the vesting schedule, the Employer must identify which Contributions, if any, are subject to the vesting schedule, unless otherwise agreed upon between Equitable and the Employer. The Employer must report any forfeiture to Equitable as described in Section 8.02 on "Forfeitures/Forfeiture Account".

The Employer or Participant may, with Equitable's agreement, transfer to the Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"). If a Contribution includes Transferred Funds, the Employer or Participant must tell Equitable the portion, if any, of the Transferred Funds that are (a) exempt from the payment restrictions described in Section 5.01 "Restrictions on Withdrawals, Distributions, and Annuity Benefits"; (b) subject to forfeiture under the Plan and (c) eligible for delayed distribution under Section 5.01C "Required Minimum Distributions". If the Employer or Participant does not tell Equitable, then Equitable will treat all such amounts as nonforfeitable and subject to applicable distribution and /or tax restrictions. Any Transferred Funds from a contract not issued by Equitable will be reduced by the amount of any applicable tax charge as determined by Equitable. See Section 9.08 "Applicable Tax Charges".

Contributions to the Contract for each Participant are limited to the Sources of Contributions defined in Section 1.35 of this Contract. These Contributions are limited to the amounts specified in Sections 403(b), 402(g), 414(v), if applicable under the Plan and 415(c) of the Code. Salary Reduction Contributions cannot exceed the elective deferral limitation under Section 402(g) of the Code. If Salary Reduction Contributions exceed the limit specified in Section 402(g) of the Code, the excess amount must be distributed no later than April 15 of the following calendar year, as described in Treasury Regulation Section 1.402(g)-1(c) and the rules of Section 414(v) of the Code, if applicable.

If Equitable is notified that any Contributions would cause this Contract not to qualify under Section 403(b) of the Code, Equitable reserves the right to either
(i) refuse to accept any such Contributions or (ii) apply such Contributions to a nonqualified deferred annuity contract for the exclusive benefit of the Participant and the Participant's Beneficiaries.

SECTION 3.02-ALLOCATIONS

Each Contribution (less any applicable tax charge in accordance with Section
9.08 on "Applicable Tax Charges") is allocated among Investment Options in accordance with the instructions submitted in a form acceptable to Equitable by the Employer or Participant.

2001-TSAGAC-TXTRS                                                              2

PART V - WITHDRAWALS, DISTRIBUTIONS, DEATH BENEFITS, AND DISCONTINUANCE

SECTION 5.01-RESTRICTIONS ON WITHDRAWALS, DISTRIBUTIONS AND ANNUITY BENEFITS:

Payments of Cash Value pursuant to Section 5.01A "Withdrawals", or Section 5.04 "Discontinuance of Contributions Under this Contract", as well as Part VII "Annuity Benefits" are subject to the "Restrictions on Distributions under the Code" described in this Section. Any distributions or payments under this Contract are also subject to any restrictions of the Employer's Plan.

     (a)  Salary Reduction Contributions (Section 403(b)(11) of the Code).

          Amounts attributable to Salary Reduction Contributions made after December 31, 1988 and any earnings credited after December 31, 1988 on Salary Reduction Contributions whenever made, less any "grandfather amounts" described in the next sentence, are collectively "Restricted Amounts". A "grandfather amount" is the Participant's 403(b) arrangement account balance as of December 31, 1988 invested in an annuity contract described in Section 403(b)(1) of the Code, less any such amount of account balance which was invested at any time under a custodial account described in Section 403(b)(7) of the Code, plus any other amount not restricted under Section 403(b)(11) of the Code.

     (b) Contributions sourced from Custodial Accounts under Section 403(b)(7) of the Code.

          All amounts attributable to Contributions directly transferred from a custodial account under Section 403(b)(7) of the Code (including Contributions directly transferred from a Section 403(b)(7) custodial account into any other Section 403(b)(1) annuity contract which are subsequently directly transferred are "Restricted Amounts".

     (c)  Restrictions on Distributions under the Code.

          Distributions of Restricted Amounts described above in sub-sections 5.01(a) and 5.01(b) may not be made before the Participant attains age 59 1/2, separates from service or has a severance from employment with the Employer, dies, or becomes disabled (within the meaning of Section 72(m)(7) of the Code).

          Distributions of the amount of Salary Reduction Contributions made after December 31, 1988 may also be made in the case of financial hardship (within the meaning of Sections 403(b)(7) and 403(b)(11) of the Code) and applicable Treasury Regulations. Any earnings credited after December 31, 1988 attributable to Salary Reduction Contributions made before or after December 31, 1988 are not eligible for hardship distributions. If a request for payment of Restricted Amounts, on the grounds of disability or hardship is made, Equitable must be furnished with proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to Equitable.

     (d)  Other Restrictions on Distributions

          Equitable reserves the right to limit transfers of Cash Value, up to the amount of any Loan Reserve Account, to another 403(b) arrangement while the Participant has an outstanding loan as described in Part VI "Plan Loans". If the Employer reports to Equitable that the Plan is subject to ERISA, the Spousal Annuity and Consent Rules of Section
          7.08 will also apply.

Unless the Employer provides documentation that amounts directly transferred from other 403(b) arrangements are not subject to the distribution restrictions described in paragraph (c) above, Equitable will treat such directly transferred Contributions as Restricted Amounts.

2001-TSAGAC-TXTRS                                                              3

SECTION 5.01B-DIRECT ROLLOVER OPTION

Unless otherwise instructed by the Employer on the Application, any request for a direct rollover by the Participant must be made through the Employer.

The Participant or Beneficiary (or a Beneficiary who is the Participant's surviving spouse as described in Section 5.03 "Beneficiary") may elect to have all or any portion of the Cash Value (or the Death Benefit) paid directly to another "eligible retirement plan" in a "direct rollover transaction" as these terms are defined in Sections 403(b) and 402(c) of the Code.

In order to elect this option all of the following requirements must be met:

(a) The recipient of the distribution must be an eligible retirement plan maintained for the Participant's benefit (or for the Participant's spousal Beneficiary).

(b) Effective January 1, 2002, the distribution may include after-tax contributions if the direct rollover is made to a funding vehicle under a specified eligible retirement plan which agrees to separately account for the funds rolled over, or to a traditional individual retirement arrangement, as indicated by the Participant or Employer.

(c) The direct rollover option is not available to the extent that a minimum distribution is required under Section 401(a)(9) of the Code. Equitable reserves the right to determine the amount of the required minimum distribution. If the Participant has elected a payment option that is either paying substantially equal periodic payments for a period of ten years or more or a life annuity, the direct rollover option does not apply to those amounts.

(d) The direct rollover option is not available for a hardship distribution within the meaning of Section 402(c)(4)(C) of the Code.

SECTION 5.01C-REQUIRED MINIMUM DISTRIBUTIONS

The following sets forth the requirements for compliance with the Required Minimum Distribution rules similar to those required under Section 401(a)(9) of the Code.

"Required Minimum Distribution" payments must be computed for the calendar year the Participant turns age 70-1/2 (or the year the Participant severs from employment with the Employer which provided the funds, if later) and for each year thereafter. These Required Minimum Distribution payments must start no later than April 1 of the calendar year following the year the Participant turns age 70-1/2 (or the year the Participant severs from employment with the Employer which provided the funds, if later).

If "Transferred Funds" have been contributed, as described in Section 3.01 "Contributions", Required Minimum Distribution payments of the Participant's December 31, 1986 account balance which was transferred must begin by age 75, (or, if later, when the Participant severs from employment with the Employer which provided the Transferred Funds).

The computation of the Required Minimum Distribution payment every year is based on the method the Participant has chosen. The Required Minimum Distribution payment may be computed under any of the methods permitted under Section 401(a)(9) of the Code and applicable Treasury Regulations, and payments must be made as required by those rules, including "incidental death benefit" rules.

The Required Minimum Distribution rules are designed so that the entire interest in the Contract will be paid out over the Participant's life or life expectancy or over the joint lives or joint life expectancies of the Participant and the Participant's designated beneficiary for calculating the Required Minimum Distribution payments. Life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9, or any other table prescribed by the Internal Revenue Service. A Participant may choose to recalculate his/her life expectancy annually. If the Participant's spouse is the

2001-TSAGAC-TXTRS                                                              4
named beneficiary, the Participant may also choose to recalculate the spouse's life expectancy. The Participant may not recalculate the life expectancy of a beneficiary who is not a spouse.

Payments of a Participant's annual Required Minimum Distribution amount may be made from this Contract or from another 403(b) arrangement that the Participant maintains, if permitted by Internal Revenue Service rules.

If the Participant dies after Required Minimum Distribution payments have begun, the remaining amount of the entire interest in the Contract must continue to be paid at least as rapidly as under the calculation and payment method being used before the Participant's death.

If the Participant dies before the Required Minimum Distribution payments begin, payment of the entire interest in the Contract must be completed no later than December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below:

(a) If payments are to be made to a Beneficiary, then the Annuity Account Value may be paid over the life or life expectancy of the named Beneficiary. Such payments must begin on or before December 31 of the calendar year that follows the year of the Participant's death.

(b) If the named Beneficiary is the Participant's spouse, the date that payments must begin under (a) above will not be before (i) December 31 of the calendar year which follows the year of the Participant's death or, if later, (ii) December 31 of the calendar year in which the Participant would have reached age 70-1/2.

The Participant may choose an annuity in Part VII of this Contract or may choose an account based withdrawal method to meet the Required Minimum Distribution rules.

The computation of the Required Minimum Distribution and compliance with the requirements set forth above are the responsibility of the Employer, unless otherwise agreed to in writing by the Equitable.

SECTION 5.02-DEATH BENEFIT

Upon receipt by Equitable of due proof of death of the Participant, and any instructions and required forms to effect the payment, Equitable will pay to the Beneficiary the amount of the death benefit. The death benefit is equal to the greater of (i) the Annuity Account Value less any outstanding loan and (ii) the minimum death benefit. The minimum death benefit is the sum of all Contributions less any withdrawals, Withdrawal Charges, and repayment of any outstanding loan balance. Any withdrawal will reduce the minimum death benefit (as adjusted by any previous withdrawal) by an amount that is in the same proportion to such minimum death benefit as the amount that was withdrawn is to the Annuity Account Value. The amount of any death benefit payable will be reduced by the amount of any forfeiture that applies as reported by the Employer as described in Section
8.02 "Forfeitures/Forfeiture Account".

Equitable will pay the death benefit elected by the Beneficiary and reported by the Employer subject to the rules then in effect and the requirements of law:

(a)  to receive the death benefit in a single sum;

(b) to apply the death benefit to the purchase of an Annuity Benefit in a form then offered by Equitable;

(c) to apply the death benefit to provide any other form of benefit then offered by Equitable.

The payment of the death benefit is subject to the requirements of ERISA as described in Section 10.06, if applicable.

2001-TSAGAC-TXTRS                                                              5

SECTION 9.04-TRANSFER AND  LOAN CHARGES

Equitable reserves the right to impose a charge with respect to any of the following

1.)  establishing and administration of a loan

2.) any transfer among Variable Investment Options (after the number of such transfers indicated in Section 4.02 "Transfer Rules" )

The amount of the charge will be set forth in the Application.

SECTION 9.05-VARIABLE SEPARATE ACCOUNT CHARGE

Assets of the Variable Separate Account will be subject to a daily asset charge as specified in the Application. The maximum annual charge will not exceed 1.35% of the assets of the Separate Accounts.

SECTION 9.05A-TOTAL CHARGES

The Separate Account charge, together with the fees, charges and expenses of the Portfolios, will not in the aggregate exceed the total annual rate of 2.75% of the value of the assets of the Separate Accounts attributable to the Certificate, unless a higher rate is permitted by the Teacher Retirement System of Texas.

SECTION 9.06-PLAN RECORDKEEPING SERVICE CHARGES

If the Employer requests Equitable to provide Plan recordkeeping services and Equitable agrees, the Employer will pay such charge directly to Equitable or in the alternative the Employer may direct Equitable to deduct such charge from Participant accounts. Such charges will be mutually agreed upon by the Equitable and the Employer.

SECTION 9.07-ONGOING OPERATIONS CHARGE

Subject to Equitable's approval, the Employer may request Equitable to deduct amounts from the Annuity Account Value to pay Plan operating expenses to a party designated by the Employer in accordance with the terms of the Plan.

SECTION 9.08 APPLICABLE TAX CHARGES

Equitable reserves the right to deduct a charge that Equitable determines to approximate certain taxes that may be imposed on Equitable, including but not limited to premium taxes which may apply in the Participant's state of domicile. The tax charge will be deducted from amounts applied to an Annuity Benefit in accordance with Part VII Section 7.03 "Amount of Annuity Benefits". If the tax is imposed at a time other than when amounts are applied to an Annuity Benefit, Equitable reserves the right to deduct the charge from Contributions in Part III "Contributions, and Allocations" or withdrawals in Section 5.01A "Withdrawals" and Section 5.04 "Discontinuance of Contributions".

SECTION 9.09-CHANGES

In addition to the right of Equitable to reduce or waive Charges as described in this Part IX of the Contract, Equitable reserves the right, upon advance notice to the Employer, to increase the amount of any charge with respect to each Participant, subject to (a) any maximum amount provided in this Part IX and (b) with respect to withdrawal charges and administrative or other charges deducted from the Annuity Account Value. The application of any increase is to be made on a prospective basis.

Equitable also reserves the right, upon advance written notice to the Employer, to increase the maximum amount of any charge provided in this Part IX or the Application, only with respect to Participants whose Participation Date occurs after the effective date of the increase, but not to exceed the maximum amount then permitted by any law that applies.

2001-TSAGAC-TXTRS                                                              6

ELAS LOGO
                                                   [1290 Avenue of the Americas
                                                      New York, New York 10104]

EMPLOYER:                           [EMPLOYER OR TRUST]
PARTICIPANT NAME:                   [JOHN DOE]
CONTRACT DATE:                      [JANUARY 1, 2001]
CERTIFICATE NUMBER:                 [123456789]
________________________________________________________________________________
             FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CERTIFICATE

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                  ("EQUITABLE")
       Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O.
                          New York, New York 10116-2996

In this Certificate, "we", "our" and "us" mean Equitable. "You" and "your" mean the Participant.

This is the Certificate that is provided to you under the Contract and it describes your rights under the Contract.

The Employer has adopted a Plan designed to meet the requirements of Section 403(b) of the Internal Revenue Code and if applicable, provisions of the Employee Retirement Income Securities Act (ERISA). The Contract was issued to the Employer as a funding vehicle for the Plan. The Contract is the entire agreement between the Employer and us.

This Certificate summarizes the terms of the Contract and does not alter or void its terms. Unless otherwise expressly stated, in the event that a conflict arises between the Contract and Certificate, the Contract will govern.

The death benefit is the Annuity Account Value, or if greater the sum of all Contributions made less any applicable taxes and withdrawals. At the Annuity Commencement Date you will be provided the Annuity Account Value if you elect to annuitize, or the Cash Value if you elect to receive a lump sum.

TEN DAYS TO CANCEL - Not later than ten days after you receive this Certificate, you may cancel your participation under the Contract by returning this Certificate to us. We will cancel it and refund any Contribution made to us plus or minus any investment gain or loss that applies to the Variable Investment Options from the date such Contribution was allocated to such Variable Investment Option to the date of cancellation. Funds contributed by the Employer will be returned to the Employer.

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


/s/ Christopher M. Condron                      /s/ Pauline Sherman
-------------------------------------           --------------------------------
Christopher M. Condron                          Pauline Sherman
President and Chief Executive Officer           Senior Vice President, Secretary
                                                and Associate General Counsel

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE VARIABLE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE. THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

THE INTEREST RATE IS GUARANTEED WITH RESPECT TO THE PORTION OF THE ANNUITY ACCOUNT VALUE HELD IN THE GUARANTEED INTEREST OPTION.

FIXED MATURITY OPTION UNDER THIS CONTRACT CONTAIN A MARKET VALUE ADJUSTMENT ("MVA") FORMULA WHICH MAY RESULT IN A POSITIVE OR A NEGATIVE ADJUSTMENT IN BENEFITS. AN MVA WILL NOT APPLY (1) UPON TRANSFER TO A NEW FIXED MATURITY OPTION OR OTHER VARIABLE INVESTMENT OPTION ON THE EXPIRATION DATE OF A FIXED MATURITY OPTION (OR WITHIN 30 DAYS THEREAFTER), OR (2) UPON WITHDRAWAL OF THE AMOUNT ALLOCATED TO A FIXED MATURITY OPTION ON THE EXPIRATION DATE OF SUCH FIXED MATURITY OPTION (WITHDRAWAL CHARGES MAY APPLY).



2001TSACERTB-TXTRS                                                            1

                    PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.01-CONTRIBUTIONS

The Employer will remit all Contributions with respect to the Plan, unless we agree otherwise in writing or unless such remittance is to cease pursuant to the terms of the Contract.

The Employer must tell us the Source of each Contribution. If the Employer fails to do so, we reserve the right to hold the unidentified funds in a suspense account pending Employer instructions.

If the Plan contains a vesting schedule, whereby amounts must be forfeited upon failure to satisfy the vesting schedule, the Employer must identify which Contributions, if any, are subject to the vesting schedule, unless otherwise agreed upon between us and the Employer. The Employer must report any forfeiture to us as described in Section 8.02 on "Forfeitures/Forfeiture Account".

The Employer or you may, with our agreement, transfer to the Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"). If a Contribution includes Transferred Funds, the Employer or you must tell us the portion, if any, of the Transferred Funds that are (a) exempt from the payment restrictions described in Section 5.01 "Restrictions on Withdrawals, Distributions, and Annuity Benefits"; (b) subject to forfeiture under the Plan and (c) eligible for delayed distribution under
Section 5.01C "Required Minimum Distributions". If the Employer or you do not tell us, then we will treat all such amounts as nonforfeitable and subject to applicable distribution and/or tax restrictions. Any Transferred Funds from a contract not issued by Equitable will be reduced by the amount of any applicable tax charge as determined by us. See Section 9.08 "Applicable Tax Charges".

Contributions to the Contract for you are limited to the Sources of Contributions defined in Section 1.35 of this Certificate. These Contributions are limited to the amounts specified in Sections 403(b), 402(g), 414(v), if applicable under the Plan and 415(c) of the Code. Salary Reduction Contributions cannot exceed the elective deferral limitation under Section 402(g) of the Code and 414(v), if applicable. If Salary Reduction Contributions exceed the limit specified in Section 402(g) of the Code, the excess amount must be distributed no later than April 15 of the following calendar year, as described in Treasury Regulation Section 1.402(g)-1(c) and the rules of Section 414(v) of the Code, if applicable.

If we are notified that any Contributions would cause this Certificate not to qualify under Section 403(b) of the Code, Equitable reserves the right to either
(i) refuse to accept any such Contributions or (ii) apply such Contributions to a nonqualified deferred annuity contract for the exclusive benefit of you and your Beneficiaries.

SECTION 3.02-ALLOCATIONS

Each Contribution (less any applicable tax charge in accordance with Section
9.08 on "Applicable Tax Charges") is allocated among Investment Options in accordance with the instructions submitted in a form acceptable to us by you or the Employer.


2001TSACERTB-TXTRS                                                            2

     PART V - WITHDRAWALS, DISTRIBUTIONS, DEATH BENEFITS, AND DISCONTINUANCE

SECTION 5.01-RESTRICTIONS ON WITHDRAWALS, DISTRIBUTIONS AND ANNUITY BENEFITS:

Payments of Cash Value pursuant to Section 5.01A "Withdrawals", or Section 5.04 "Discontinuance of Contributions ", as well as Part VII "Annuity Benefits" are subject to the "Restrictions on Distributions under the Code" described in this Section. Any distributions or payments under the Contract are also subject to any restrictions of the Employer's Plan.

(a) Salary Reduction Contributions (Section 403(b)(11) of the Code).

    Amounts attributable to Salary Reduction Contributions made after December 31, 1988 and any earnings credited after December 31, 1988 on Salary Reduction Contributions whenever made, less any "grandfather amounts" described in the next sentence, are collectively "Restricted Amounts". A "grandfather amount" is your 403(b) arrangement account balance as of December 31, 1988 invested in an annuity contract described in Section 403(b)(1) of the Code, less any such amount of account balance which was invested at any time under a custodial account described in Section 403(b)(7) of the Code, plus any other amount not restricted under Section 403(b)(11) of the Code.

(b) Contributions sourced from Custodial Accounts under Section 403(b)(7) of the Code.

    All amounts attributable to Contributions directly transferred from a custodial account under Section 403(b)(7) of the Code (including Contributions directly transferred from a Section 403(b)(7) custodial account into any other Section 403(b)(1) annuity contract which are subsequently directly transferred) are "Restricted Amounts".

(c) Restrictions on Distributions under the Code.

    Distributions of Restricted Amounts described above in sub-sections 5.01(a) and 5.01(b) may not be made before you attain age 59 1/2, separates from service or has a severance from employment with the Employer, die, or become disabled (within the meaning of Section 72(m)(7) of the Code).

    Distributions of the amount of Salary Reduction Contributions made after December 31, 1988 may also be made in the case of financial hardship (within the meaning of Sections 403(b)(7) and 403(b)(11) of the Code) and applicable Treasury Regulations. Any earnings credited after December 31, 1988 attributable to Salary Reduction Contributions made before or after December 31, 1988 are not eligible for hardship distributions. If a request for payment of Restricted Amounts, on the grounds of disability or hardship is made, we must be furnished with proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to us.

(d) Other Restrictions on Distributions

    We reserve the right to limit transfers of Cash Value, up to the amount of any Loan Reserve Account, to another 403(b) arrangement while you have an outstanding loan as described in Part VI "Plan Loans". If the Employer reports to us that the Plan is subject to ERISA, the Spousal Annuity and Consent Rules of Section 7.08 will also apply.

Unless the Employer provides documentation that amounts directly transferred from other 403(b) arrangements are not subject to the distribution restrictions described in paragraph (c) above, we will treat such directly transferred Contributions as Restricted Amounts.



2001TSACERTB-TXTRS                                                            3

(d) The direct rollover option is not available for a hardship distribution within the meaning of Section 402(c)(4)(C) of the Code.

SECTION 5.01C-REQUIRED MINIMUM DISTRIBUTIONS

The following sets forth the requirements for compliance with the Required Minimum Distribution rules similar to those required under Section 401(a)(9) of the Code.

"Required Minimum Distribution" payments must be computed for the calendar year you turn age 70-1/2 (or the year you sever from employment with the Employer which provided the funds, if later) and for each year thereafter. These Required Minimum Distribution payments must start no later than April 1 of the calendar year following the year you turn age 70-1/2 (or the year you sever from employment with the Employer which provided the funds, if later).

If "Transferred Funds" have been contributed, as described in Section 3.01 "Contributions", Required Minimum Distribution payments of your December 31, 1986 account balance which was transferred must begin by age 75, (or, if later, you sever from employment with the Employer which provided the Transferred Funds).

The computation of the Required Minimum Distribution payment every year is based on the method you have chosen. The Required Minimum Distribution payment may be computed under any of the methods permitted under Section 401(a)(9) of the Code and applicable Treasury Regulations, and payments must be made as required by those rules, including "incidental death benefit" rules.

The Required Minimum Distribution rules are designed so that the amount of the entire interest in the Contract will be paid out over your life or life expectancy or over the joint lives or joint life expectancies of you and your designated beneficiary for calculating the Required Minimum Distribution payments. Life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9, or any other table prescribed by the Internal Revenue Service. You may choose to recalculate his/her life expectancy annually. If your spouse is the named beneficiary, you may also choose to recalculate your spouse's life expectancy. You may not recalculate the life expectancy of a beneficiary who is not a spouse.

Payments of your annual Required Minimum Distribution amount may be made from this Certificate or from another 403(b) arrangement that you maintain, if permitted by Internal Revenue Service rules.

If you die after Required Minimum Distribution payments have begun, the remaining amount of the entire interest in the Contract must continue to be paid at least as rapidly as under the calculation and payment method being used before your death.

If you die before the Required Minimum Distribution payments begin, payment of the entire interest in the Contract must be completed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below: (a) If payments are to be made to a Beneficiary, then the Annuity Account Value may be paid over the life or life expectancy of the named Beneficiary. Such payments must begin on or before December 31 of the calendar year that follows the year of your death. (b) If the named Beneficiary is your spouse, the date that payments must begin under (a) above will not be before (i) December 31 of the calendar year which follows the year of your death or, if later, (ii) December 31 of the calendar year in which you would have reached age 70-1/2.

You may choose an annuity in Part VII of this Certificate or may choose an account based withdrawal method to meet the Required Minimum Distribution rules. We are not required to compute the Required Minimum Distribution payment.

The computation of the Required Minimum Distribution and compliance with the requirements set forth above are the responsibility of the Employer, unless otherwise agreed to in writing by us.


2001TSACERTB-TXTRS                                                            4

SECTION 9.02 THIRD PARTY TRANSFERS

We have the right to deduct a charge for each occurrence for a direct transfer to another annuity contract or custodian account that meets the requirements of section 403(b) of the Code. We reserve the right to change the amount of this charge up to a maximum of $65.

SECTION 9.03 CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE

If you have elected the Enhanced Death Benefit and any other optional benefits a charge will be assessed.

We reserve the right to reduce or waive the charges.

SECTION 9.04-TRANSFER AND LOAN CHARGES

We reserve the right to impose a charge with respect to any of the following

1.)  establishing and administration of a loan
2.) any transfer among Variable Investment Options (after the number of such transfers indicated in Section 4.02 "Transfer Rules" )

You will be informed of this charge by the Employer.

SECTION 9.05-VARIABLE SEPARATE ACCOUNT CHARGE

Assets of the Variable Separate Account will be subject to a daily asset charge. The maximum annual charge will not exceed 1.35% of the assets of the Separate Accounts.

SECTION 9.05A TOTAL CHARGES

The Separate Account charge, together with the fees, charges and expenses of the Portfolios, will not in the aggregate exceed the total annual rate of 2.75% of the value of the assets of the Separate Accounts attributable to the Certificate, unless a higher rate is permitted by the Teacher Retirement System of Texas.

SECTION 9.06-PLAN RECORDKEEPING SERVICE CHARGES

If the Employer requests that we provide Plan recordkeeping services and we agree, the Employer will pay such charge directly to us or in the alternative the Employer may direct us to deduct such charge from your account. Such charges will be mutually agreed upon by us and the Employer.

SECTION 9.07-ONGOING OPERATIONS CHARGE

Subject to our approval, the Employer may request us to deduct amounts from the Annuity Account Value to pay Plan operating expenses to a party designated by the Employer in accordance with the terms of the Plan.

SECTION 9.08 APPLICABLE TAX CHARGES

We reserve the right to deduct a charge that we determine to approximate certain taxes that may be imposed on us, including but not limited to premium taxes which may apply in your state of domicile. The tax charge will be deducted from amounts applied to an Annuity Benefit in accordance with Part VII Section 7.03 "Amount of Annuity Benefits". If the tax is imposed at a time other than when amounts are applied to an Annuity Benefit, we reserve the right to deduct the charge from Contributions in Part III "Contributions, and Allocations" or withdrawals in Section 5.01A "Withdrawals" and Section 5.04 "Discontinuance of Contributions".

SECTION 9.09-CHANGES

In addition to our right to reduce or waive Charges as described in this Part IX of the Certificate, we reserve the right, upon advance notice to the Employer, to increase the amount of any charge with respect to each Participant, subject to (a) any maximum amount provided in this Part IX and (b) with respect to withdrawal charges and administrative or other charges deducted from the Annuity Account Value. The application of any increase will be made on a prospective basis.

We also reserve the right, upon advance written notice to the Employer, to increase the maximum amount of any charge provided in this Part IX, only with respect to Participants whose Participation Date occurs after the effective date of the increase, but not to exceed the maximum amount then permitted by any law that applies.



2001TSACERTB-TXTRS                                                            5

                                      DATA
                                      ----

PART A - THIS PART LISTS YOUR PERSONAL DATA

OWNER:          [EMPLOYER/TRUSTEE]

ANNUITANT:      [JOHN DOE]

                Age: [35]        Sex: [Male]

CERTIFICATE NUMBER:  [20001]

ISSUE DATE:  [March 8, 2001]

PARTICIPATION DATE:  [March 31, 2001]

ANNUITY COMMENCEMENT DATE: [March 8, 2031]

         THE MAXIMUM MATURITY AGE IS AGE 85 - SEE SECTION 7.05

BENEFICIARY:    [Jane Doe]



PART B--THIS PART LISTS THE CONTRACT TERMS THAT AFFECT YOUR CERTIFICATE.

Initial Guaranteed Interest Rate:  [6.55% To December 31, 2002]


Minimum Guaranteed Interest Rate:  [4.00% To December 31, 2001]
                                   [3.00% After December 31, 2001]




2001TSACERTB-TXTRS                                                  Data Page 1

------

Investment Options available (See Part II); your allocation percentage (until changed) is also shown:

[Investment Option*                           Type       Allocation Percentage**
------------------                            ----       -----------------------

o  Alliance Equity Index                      Type A
o  Alliance Growth & Income                   Type A
o  Alliance Common Stock                      Type A
o  Alliance Global                            Type A
o  Alliance International                     Type A
o  Alliance Aggressive Stock                  Type A
o  Alliance Growth Investors                  Type A
o  Alliance Balanced                          Type A
o  Alliance Small Cap Growth                  Type A
o  EQ/Alliance Premier Growth                 Type A
o  Alliance Conservative Investors            Type B
o  Alliance Money Market                      Type B
o  Alliance Intermediate Gov't. Securities    Type B
o  Alliance Quality Bond                      Type B
o  Alliance High Yield                        Type B
o  Capital Guardian Research                  Type A
o  Capital Guardian US Equity                 Type A
o  EQ/Evergreen Fund                          Type A
o  EQ/Evergreen Foundation Fund               Type A
o  T. Rowe Price International Stock          Type A
o  T. Rowe Price Equity Income                Type A
o  EQ/Putnam Growth & Income Value            Type A
o  EQ/Putnam Balanced                         Type A
o  MFS Research                               Type A
o  MFS Growth With Income                     Type A
o  MFS Emerging Growth Companies              Type A
o  Morgan Stanley Emerging Markets Equity     Type A
o  FI Small /Mid Cap Value                    Type A
o  Merrill Lynch World Strategy               Type A
o  Merrill Lynch Basic Value Equity           Type A
o  GUARANTEED INTEREST ACCOUNT                N/A
o  FIXED MATURITY OPTION***                   Type B
                                              ---------------------------------
                                               Total:               100%]
o  [FMO PERIODS       RATES                  FMO PERIODS            RATES
     June 13, 2003    3.00%                  June 13, 2008          4.75%
     June 15, 2004    3.00%                  June 15, 2009          5.05%
     June 15, 2005    3.40%                  June 15, 2010          5.40%
     June 15, 2006    3.90%                  June 15, 2011          5.65%
     June 15, 2007    4.35%                  June 15, 2012          %]

   *Investment Options shown are Investment Options of our Separate
    Account [A], except the Fixed Maturity Options which are our Separate Account No.[48.]
   **See Section 3.01
   ***Fixed Maturity Options are offered with varying expiration dates spanning an approximate 10 year period.


2001TSACERTB-TX                                                     Data Page 2

CONTRIBUTION LIMITS (SEE SECTION 3.01):

Initial Contribution minimum is $20. Additional Contribution minimum is $20.

TRANSFER RULES (SEE SECTION 4.02):

If you have elected the Guaranteed Interest Option and any Type B Investment Option, whether or not amounts have actually been placed in any such Investment Option, then the maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Participation Year is:

(a) 25% of the amount you have in the Guaranteed Interest Option on the last day of the prior Participation Year or, if greater,

(b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Participation Year.

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.01):   $300 or the Annuity Account Value
in an Investment Option if less.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01A): $300 or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.01A):
$500.

DEATH BENEFIT AMOUNT (SEE SECTIONS 5.02 AND 5.02A):

If you have elected the Enhanced Death Benefit refer to Section 5.02A of your Certificate.

If you have not elected the Enhanced Death Benefit refer to Section 5.02 of your Certificate.

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

[Joint and Survivor Annuity Form]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

$2,000, as well as a minimum of $20 for the initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

6% per year.



2001TSACERTB-TX                                                     Data Page 3

WITHDRAWAL CHARGE (SEE SECTION 9.01):

     6.00% during the first Participation Year
     5.75% during the second Participation Year
     5.50% during the third Participation Year
     5.25% during the fourth Participation Year
     5.00% during the fifth Participation Year

Thereafter the withdrawal charge is 0%.

FREE WITHDRAWAL AMOUNT (SEE SECTION 9.01):

Not available

THIRD PARTY TRANSFERS (SEE SECTION 9.02):

For a direct transfer to a third party of amounts under your Certificate or an exchange for another contract of another carrier, we will deduct a $25 charge per occurrence up to a maximum of $65.

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE (SEE SECTION 9.03):

If you elect the Enhanced Death Benefit a charge of .15% of the Annuity Account Value will be deducted from the Annuity Account Value in accordance with Section 5.02A of the Certificate. We reserve the right to increase this charge but it will not exceed .30% of the Annuity Account Value.

No Premium taxes currently apply to Texas annuity contracts

TRANSFER CHARGES BETWEEN INVESTMENT OPTIONS (SEE SECTION 9.04):

Currently there are no charges.

However, we reserve the right to charge for any transfer after the first four free transfers in a calendar year are made up to a maximum of $25 per transfer.

SEPARATE ACCOUNT CHARGE (SEE SECTION 9.05):

Currently, we charge [.50%] for the Variable Investment Options. This charge is subject to change as described in Sections 9.05 and 9.09. The maximum annual charge will not exceed 1.35%.

The Separate Account charge, together with the fees, charges and expenses of the Portfolios, will not in the aggregate exceed the total annual rate of 2.75% of the value of the assets of the Separate Accounts attributable to the Certificate, unless a higher rate is permitted by the Teacher Retirement System of Texas.


2001TSACERTB-TXTRS                                                  Data Page 4